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Exhibit 10.3

                           FashionFreakz.com Agreement

THIS AGREEMENT is made this 2nd day of April, 2001

BETWEEN:
              Mediatelevision.tv Distribution Ltd., a company duly incorporated under the laws of the Province of British Columbia, with an office at 233 Abbott Street, Suite 802, Vancouver, B.C. V6B 2K7 ("Producer")
                                                               OF THE FIRST PART
AND:
              Heather Remillard, an individual resident in the Province of British Columbia ("Player")
                                                              OF THE SECOND PART

WHEREAS:
    A. Producer is producing an episodic video Series tentatively entitled FASHIONFREAKZ (the "Series") and an interactive website tentatively entitled FASHIONFREAKZ.COM (the "Website").
    B. Producer wishes to utilize the services of Player in connection with the Series and the Website.

    ACCORDINGLY, IT IS AGREED AS FOLLOWS:

    1. PHOTOPLAY, ROLE AND SALARY: Producer hereby engages Player to render services such in the role of the hostess for the Series and the Website for the amount of CDN$100 per episode (each 5 minute episode). Player accepts such engagement as an independent contractor upon the terms herein specified. Player shall receive payment within two weeks of shooting each episode for which she is on set during principal photography.

    2. TERM: The term of employment hereunder shall begin on or about March 11, 2001 and shall continue for as long as Producer continues to producer the Series and the Website.

    3. PLAYER'S ADDRESS: All notices which Producer is required to or may desire to give to Player may be given by mailing the same addressed to Player at the address listed at the end of this agreement, or such notice may be given to Player personally, either orally or in writing.

    4. PLAYER'S TELEPHONE: Player must keep Producer advised as to where Player may be reached by telephone without unreasonable delay. The current telephone number of Player is listed at the end of this agreement.

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    5.   TRANSPORTATION, EXPENSES AND ACCOMODATION: Producer shall furnish
         Player with travel and accommodation where the production location at of the Series is outside of Player's city of residence.

    6. MARKETING AND PROMOTIONS: Producer shall have the right to make advertisements, promotional films and other media for the purpose of marketing and promoting the Series and the Website and to utilize the results and proceeds of Player's services therein. Player agrees to render such services for said promotions during the term of this agreement as Producer may request and Player further agrees to use by Producer of film clips and behind-the-scenes shots in which Player appears in such promotional materials.

    7. CREDIT: Provided that Player is not in breach of any term of this agreement, Producer shall accord Player a credit in the back titles of the Picture as follows: "Host Veronica played by Heather Remillard" or such other credit as Producer and Player agree to in writing. On episodes which Player does her own wardrobe and makeup, Producer shall accord Player a credit in the back titles of the Picture as follows:
         "Makeup and Wardrobe of Veronica by Heather Remillard". There shall be no obligation to accord Player credit in paid advertising or publicity, although Producer may from time to time elect, in its sole discretion, to accord Player such credit. Producer shall exert its reasonable and best efforts to require any distributor of the Series to comply with the foregoing credit obligations. Any casual or inadvertent failure of Producer or its assignees or licensees to comply with the foregoing credit provisions shall not constitute a material breach of this agreement and Producer shall exert its reasonable best efforts to cure any such failure upon receipt of written notice from Player.

    8. NAME AND LIKENESS: Player grants to Producer and its assignees and licensees the perpetual, non-exclusive right and license to use and to permit other to use and reproduce Player's name, pseudonym, sobriquet, photograph, likeness, voice, caricature, biographical data, sound effects, signature and performances rendered hereunder on and in connection with:

                   a) all advertising and publicity related to the Series and the Website, the general business activities of Producer and distributors and exhibitors of the Series and the Website, the character and role portrayed by Player in the Picture, all incidental services rendered by Player and all other services which Player may render pursuant to the provisions of this agreement including, without limitation, in trailers and promotional films or videos relating to the Picture (including featurettes, "behind the scenes" and "making of" Series), souvenir programs and booklets, press books, merchandise, comic books, features on the website in any format, dolls, games, interactive features, dress up books, interactive online games, posters and any advertising and materials and

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                        accessories used in connection with the distribution,
                        publicity and advertising of the Series and the Website;

                   b) commercial tie-ups and promotions and the manufacturing, distribution and sale of any product, commodity or service which is based upon, developed or created from any part of the Series or the Website, the role or the screenplay thereof, or any other plot, character, incident, object or element contained in the Series or the Website.

    9. RESULTS AND PROCEEDS OF SERVICE: Producer shall own al results and proceeds of Player's services hereunder, whether such rights results and proceeds consist of literary, dramatic, musical, motion picture, mechanical or any other forms of works, themes, ideas, compositions, creations or production, including all intellectual property rights thereof and shall have rights. Player hereby expressly waives any moral rights or "droit morale" in and to any material created by or contributed to the Series or the Website by Player including all of Player's performance including but not limited to the right to add to, subtract from, arrange, revise, adapt, rearrange, make variations of the property, to translate the same into any and all languages, change the sequence, change the characters and the descriptions thereof contained in the property, and to change the title of the same, record and photocopy the same with or without sound (including spoken words, dialogue and music synchronously recorded), use this title or any of its components in connection with works or motion pictures wholly or partially independent of said property, and to use all or any part of the property in new version, adaption and sequels in any and all languages, to fictionalize persons or events including Player and to obtain copyright therein throughout the world, and Player does assign and transfer to Producer in perpetuity to the fullest extent permitted by law all the foregoing without reservation, condition, or limitations, and no right of any kind, nature or description is reserved by Player. Nothing contained herein shall obligate Producer to use any results and proceeds of Player's services hereunder in or in connection with the Series and Producer and its assignees and licensees, at their sole election, may refrain from exercising any or all rights granted by Player herein entirely, or from time to time, or in particular media or territories, without incurring liability of any kind to Player.

    10. EXCLUSIVITY: Player agrees not to act on-screen for any Internet series during her employment pursuant to this agreement and for a period of one year after termination of her employment with Producer.

    11. INCLUSIVE PAYMENTS: All prior payments and consideration to Player shall be deemed to be equitable and inclusive remuneration for all services rendered by Player in connection with the Series or the Website and are being paid by way of a complete buy-out of all rights granted to Producer hereunder an no further sums shall be payable to Player by Producer by reason of the exploitation of the Series and the Website and all results and all proceeds of Player's services rendered hereunder in any and all media throughout the universe pursuant to any

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         collective bargaining agreement, if any, or otherwise, by way of residuals, repeat fees, pension contributions, or any other monies whatsoever.

    12. NO INJUNCTION: Player acknowledges and agrees that if at any time Producer or its assignees or licensees are alleged to be in breach or default of any provision of this agreement, the sole remedy of Player with respect to such breach or default shall be limited to a claim for money damages in an action at law an neither Player nor any party claiming in the place of or through Player shall be entitled to rescind or terminate this agreement or to apply for, obtain or enforce any injunctive, equitable or other relief of any nature whatsoever which would in any manner prohibit, prevent, restrict, impede, delay, or otherwise interfere with the complete and unfettered exercise by Producer and its assignees and licensees of all rights and licenses granted herein including the production, distribution, advertising and general exploitation of the Series and the Website and all elements and rights therein.

    13. ASSIGNMENT: Producer shall have the right to assign this agreement and any of the rights granted herein, in whole or in part, to any person, firm, corporation or entity and nothing contained herein shall imply anything to the contrary.

    14. FURTHER DOCUMENTS: Player undertakes and agrees to execute, deliver and acknowledge such further documents, instruments and assurances as may be reasonably required in order to carry out and implement fully the terms of this agreement.

    15. BINDING ON ESTATE: this agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, administrators and permitted assigns.

    16. NO LIMIT ON RIGHTS: Termination of this agreement or of Player's services rendered, for any reason whatsoever, shall not extinguish or limit any of Producer's rights, interests or property in, or title to, the results and proceeds of Player's services.

AGREED TO AND ACCEPTED:

/s/ Heather Remillard                (signature)
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Heather Remillard  ("Player")

AGREED TO AND ACCEPTED:

Mediatelevision.tv Distribution, Ltd.

By: /s/ Penny Green                  (signature)
    --------------------------------
    Penny O. Green, C.E.O.